Exhibit 1.1

UNDERWRITING AGREEMENT

December 19, 2024

Aegis Capital Corp.

1345 Avenue of the Americas

27th Floor

New York, New York 10105

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Youxin Technology Ltd, a Cayman Islands exempted company with limited liability (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule 1 hereto for which Aegis Capital Corp. is acting as the representative to the several Underwriters (in such capacity, the “Representative”) to issue and sell an aggregate of 2,300,000 Class A ordinary shares (“Firm Shares”), par value $0.0001 per share (“Ordinary Shares”), of the Company. The Company has also granted to the Underwriters an option to purchase up to 345,000 additional Ordinary Shares, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-274404), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offered Securities included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any registration statement, preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means 5:00 P.M., Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on December 19, 2024. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of the date thereof and at all subsequent times until the Underwriters have completed the placement of the Offering of the Offered Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus, (ii) the names and number of Ordinary Shares listed in the table set forth under the first paragraph under the caption “Underwriting” in the Prospectus and (iii) the sub-sections titled “Stabilization” and “Electronic Offer, Sale and Distribution of Ordinary Shares” in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule 2 hereto, (iii) the pricing terms set forth in Schedule 3 to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

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(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto, (ii) at the time of effectiveness of the Registration Statement and any amendment thereto, (iii) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered Securities and (iv) as of the date of the execution and delivery of this Agreement, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ purchase of the Offered Securities, any offering material in connection with the offer and sale of the Offered Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Offered Securities and Representative’s Securities. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, shall be validly issued, fully paid and non-assessable, free and clear of all Liens (as defined below) imposed by the Company. The Representative’s Warrants (as defined below), when issued and delivered by the Company to the Representative, shall constitute legally binding obligations of the Company. The Ordinary Shares underlying the Representative’s Warrants (the “Underlying Shares” and, together with the Representative’s Warrants, the “Representative’s Securities”) are duly authorized and, when issued and paid for in accordance with the terms of the Representative’s Warrants, shall be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has a sufficient number of authorized but unissued and unreserved Ordinary Shares for the issuance of the maximum number of Offered Securities and Underlying Shares issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or any other similar rights to have any securities of the Company registered for sale under the Registration Statement.

(l) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, Prospectus and Disclosure Package, subsequent to the respective dates as of which information is given in the Registration Statement or Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its share capital.

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(m) Independent Accountant. Marcum Asia CPAs LLP (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board. The Accountant has not, during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements, including the notes thereto and supporting schedules, if any, of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and any supporting schedules included as part of the Registration Statement present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries identified on Schedule 5 hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Ordinary Shares or preferred shares (c) there has not been any change in the capital of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any share compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect subsidiaries other than those identified on Schedule 5 hereto.

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(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing and in good standing as a company limited by shares under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is, at the date or dates indicated, as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Offered Securities and the Representative’s Securities shall conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Depository Trust Company (the “DTC”) has authorized the Ordinary Shares for delivery through its full fast transfer facilities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s share option and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities and the issuance of the Representative’s Securities. Except as set forth in the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its certificate of incorporation or memorandum and articles of association or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholder’s equity, or results of operations of the Company and its Subsidiaries, considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Offered Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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(r) Subsidiaries. Each of the Subsidiaries has been duly formed, is validly existing under the laws of the People’s Republic of China (the “PRC”), Hong Kong or other jurisdiction, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association, memorandum of association or charter documents and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company or any Subsidiary, nor any director or officer thereof, is or has within the last ten (10) years been the subject of any Action involving a claim of violation of or liability under federal or state or foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or other securities or commodities regulator involving the Company or any current or former director or officer of the Company.

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(t) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(v) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w) Tax Law Compliance. Except for matters that would not individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have each filed all necessary income tax returns or have timely and properly filed requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to the Offering, the payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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(y) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any Participating Member (as defined under FINRA rules). The Company shall advise the Representative and Olshan Frome Wolosky LLP, counsel to the Representative (“Representative’s Counsel”), if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Ordinary Shares is or becomes an affiliate or registered person of a Participating Member.

(z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus and the Pricing Prospectus.

(bb) Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting, and, if applicable, with respect to such remedial actions disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company represents that it has taken all remedial actions set forth in such disclosure. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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(dd) Money Laundering Law Compliance. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC.

(i) Neither the Company, any of its Subsidiaries nor any director, officer, employee or affiliate of the Company or any Subsidiary, of any other person authorized to act on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company shall not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, any director, officer, employee or affiliate of the Company, any Subsidiary or any other person authorized to act on behalf of the Company, has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

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(gg) Compliance with Sarbanes-Oxley Act of 2002. The Company is in full compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(hh) Exchange Act Filing. A registration statement in respect of the Ordinary Shares has been filed on Form 8-A (File Number 001-42442), dated December 13, 2024 (the “Form 8-A Registration Statement”) pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Form 8-A Registration Statement is effective, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company shall make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a period of twelve (12) months that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk) Valid Title. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such entity; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms; and the Company does not own, operate, manage or have any other right or interest in any other material real property of any kind, except as described in the Prospectus or the Disclosure Package.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong or the Cayman Islands to any PRC, Hong Kong or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the Offered Securities, and the delivery of the Offered Securities to or for the account of the Underwriters.

(mm) Compliance with SAFE Rules and Regulations. Except as otherwise disclosed in Registration Statement, Disclosure Package and the Prospectus, the Company has taken reasonable steps to cause the Company’s shareholders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (“SAFE”) relating to such shareholders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

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(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and SAFE on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(i) Except as disclosed in the Disclosure Package, Registration Statement and the Prospectus, the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on The Nasdaq Capital Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, at the Closing Date or the Option Closing Date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules as amended as of the date hereof (collectively, the “M&A Rules and Related Clarifications”).

(ii) Except as disclosed in the Disclosure Package, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on The Nasdaq Capital Market, or the consummation of the transactions contemplated by this Agreement.

(oo) D&O Questionnaires. To the best of the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

Any certificate signed by an officer of the Company and delivered to the Representative or to Representative’s Counsel shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(pp) Solvency. Based on the consolidated financial condition of the Company as of each of the Closing Date and the Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year after each of the Closing Date and the Option Closing Date. The Registration Statement and the Prospectus set forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(qq) Regulation M Compliance. The Company has not, and, to its knowledge, no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities or the Representative’s Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities or the Representative’s Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(rr) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(ss) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon the Underwriters’ request.

(uu) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities or the Representative’s Warrants to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(vv) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(ww) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

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(xx) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(yy) PFIC Status. Based on the past and projected composition of its income and assets, and the valuation of its assets, including goodwill, the Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the Code for its current taxable year or in the foreseeable future.

(zz) Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the holders in U.S. dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

SECTION 2. Firm Shares; Additional Shares; Representative’s Warrants.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 2,300,000 Firm Shares at a purchase price (net of the underwriting discount as set forth in Section 2(f) hereof) of $4.50 per Firm Share. The Underwriters agree to purchase from the Company the Firm Shares.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern Time, on the second (2nd) Business Day following the Applicable Time, or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of Representative’s Counsel, 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full FAST transfer facilities of the DTC) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two Business Days prior to the Closing Date. If certificated, the Company shall permit the Underwriters to examine and package the Firm Shares for delivery at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(c) Additional Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to 345,000 Additional Shares, in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Underwriters’ sole discretion, for the Additional Shares.

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(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative in whole or in part from time to time within forty-five (45) days after the Closing Date. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share set forth in Section 2(a) hereof. The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of Representative’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares do not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional Shares.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Underwriters shall receive a seven percent (7%) underwriting discount with respect to any Offered Securities sold to investors in this Offering.

(g) Representative’s Warrants. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date or Option Closing Date, as applicable, warrants, substantially in the form of warrant attached hereto as Exhibit D, to purchase a number of Ordinary Shares equal to five percent (5%) of the Offered Securities (excluding the Additional Shares) sold by the Company (the “Representative’s Warrants”). The Representative’s Warrants shall be exercisable, in whole or in part, at any time and from time to time beginning on the date of the commencement of the sales of the Firm Shares and expiring on the fifth year anniversary of the commencement of sales of the Firm Shares at an initial exercise price of $5.625 per Ordinary Share, which is equal to one hundred twenty-five percent (125%) of the initial public offering price per Firm Share. The Representative’s Warrants shall be exercisable on a cash basis; provided that if a registration statement registering the Ordinary Shares underlying the Representative’s Warrants under the Securities Act is not effective, the Representative’s Warrants may be exercised on a cashless basis. The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrants and the Underlying Shares during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) an officer, partner, registered person or affiliate of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. During such time as the Representative’s Warrants are outstanding, the Company shall not agree to merge, reorganize or take any action which would terminate the Representative’s Warrants without first making adequate provisions for the Representative’s Warrants.

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SECTION 3. Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of Representative’s Counsel, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company shall use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company shall file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

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(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule 2 hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities for not less than three (3) years after the Closing Date.

(i) Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering of the Offered Securities, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The Ordinary Shares have been duly authorized for listing on The Nasdaq Capital Market, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s Board of Directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s Board of Directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s Board of Directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on The Nasdaq Capital Market. The Company shall use its commercially reasonable efforts to maintain the listing of The Nasdaq Capital Market for five (5) years after the date of this Agreement.

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(k) Future Reports to the Underwriters. For one (1) year after the date of this Agreement, the Company shall furnish, if not otherwise available on EDGAR, to the Representative at 1345 Avenue of the America, 27th Floor, New York, New York 10105, Attention: Isaac Livini-Eide, Head of Investment Banking: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, quarterly financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its share capital.

(l) No Manipulation of Price. The Company shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company shall direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n) Company Lock-up.

(i) The Company shall not, without the prior written consent of the Representative, for a period of one hundred eighty (180) days after the Effective Date (the “Lock-Up Period”), (A) offer, sell, issue or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company, (B) file or cause to be filed any registration statement under the Securities Act with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company, or (C) enter into any agreement or announce the intention to effect any of the actions described in clause (A) or (B) above. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ii) The restrictions contained in Section 3(n)(i) hereof shall not apply to: (A) the Offered Securities, (B) any Ordinary Shares or securities exercisable or convertible into Ordinary Shares issued under the Company’s share option and other share plans or arrangements (the “Company Share Plans”) or warrants issued by the Company, in each case, described as outstanding in the Registration Statement, the Disclosure Package or the Prospectus, (C) any options and other awards granted under a Company Share Plan or Ordinary Shares issued pursuant to an employee share purchase plan, in each case, as described in the Registration Statement, the Disclosure Package or the Prospectus, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit any registration statement in connection therewith to be filed publicly or declared effective during the Standstill Period, (D) the amendment of a Company Share Plan as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Share Plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (F) any Ordinary Shares or other securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, however, that any such Ordinary Shares or other securities issued or granted pursuant to clauses (B), (C) and (F) during the Lock-Up Period shall not be saleable in the public market until the expiration of the Lock-Up Period.. In no event shall the sale of equity at an offering price to the public less than that of the public offering price of the Firm Shares in the Offering.

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(iii) If the Representative, in its sole discretion, agrees to waive the restrictions or a lock-up letter described in this Section 3(n) for an officer or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three (3) Business Days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of such release or waiver.

(o) Tail Financing. The Representative shall be entitled to compensation at the same percentage and as calculated in the manner set forth herein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors that the Representative has introduced to and/or contacted on behalf of the Company through an in-person, electronic or telephonic communication or investors that the Representative had “wall-crossed” in connection with the Offering (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within six (6) months after the Closing Date, expiration or termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Company shall have the right to terminate this Agreement for “cause” in compliance with FINRA Rule 5110(g)(5)(B)(i). “Cause” shall be the Representative’s failure to provide the underwriting services contemplated herein. The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions in this Section 3(o) relating to any compensation to be paid to the Representative in connection with the Tail Financing.

(p) Right of First Refusal. The Company and the Representative agree that for a period of twenty-one (21) months after the Closing Date, whether or not the engagement contemplated under this Agreement is terminated (other than termination for Cause, as defined below), the Company grants the Representative (or any affiliate designated by the Representative) the right (provided the Offering is completed) to act as (A) sole book-runner, sole manager, sole placement agent or sole agent if the Company decides to finance or refinance any indebtedness, and (B) sole book-running manager, sole underwriter or sole placement agent if the Company decides to raise funds by means of a public offering (including an at-the-market offering) or a private placement or any other capital raising financing of equity, equity-linked or debt securities (such right, the “Right of First Refusal”). If the Representative or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature (but in no event will the fees be less than those outlined herein) and shall include the provisions of this Agreement, including indemnification, that are appropriate to such a transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 3(p) shall be made by the Representative or one of its affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs, including a detailed term sheet. The Representative’s determination of whether in any case to exercise the Right of First Refusal will be strictly limited to the terms on such term sheet, and any waiver of the Right of First Refusal shall apply only to such specific terms. If the Representative waives the Right of First Refusal, any deviation from such terms (including without limitation after the launch of a subsequent transaction) shall void the waiver and require the Company to seek a new waiver from the Right of First Refusal on the terms set forth in this Section 3(p). The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Representative of this Agreement or a material failure by the Representative to provide the services contemplated by this Agreement.

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SECTION 4. Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all filing fees and expenses relating to the registration of the Offered Securities with the Commission; (ii) all filing fees and expenses associated with the review of the offering of the Offered Securities by FINRA; (iii) all fees and expenses relating to the listing of the Ordinary Shares on The Nasdaq Capital Market or on such other stock exchanges as the Company and the Representative together determine; (iv) all fees, expenses and disbursements relating to the registration or qualification of the Offered Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Representative’s Counsel) unless such filings are not required in connection with the Company’s proposed The Nasdaq Capital Market listing; (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Offered Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (vi) the costs of all mailing and printing of the underwriting documents, the Registration Statement, Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication and all amendments, supplements and exhibits thereto as the Representative may reasonably deem necessary; (vii) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (viii) the fees and expenses of the Company’s accountants; and (ix) reasonable legal fees and disbursements for the Representative’s Counsel. The total amount payable by the Company to the Representative pursuant to (ix) shall not exceed $125,000. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Representative. Except as provided for in this Agreement, the Representative shall bear the costs and expenses incurred by them in connection with the sale of the Offered Securities and the transactions contemplated thereby. The Company has advanced $25,000 to the Representative to cover its out-of-pocket expenses (the “Advance”). The Advance shall be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the number of Offered Securities purchased) of a non-accountable expense allowance of one percent (1%) of the gross proceeds of the Offering, including proceeds from the sale of the Additional Shares, if any.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment to the Registration Statement or the 8-A Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, as applicable, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

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(d) CFO Certificate. On the Closing Date and the Option Closing Date, if any, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(e) Officers’ Certificate. On the Closing Date and the Option Closing Date, if any, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date or Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as applicable;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(f) Secretary’s Certificate. On the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated such Closing Date or Option Closing Date, as applicable, certifying: (i) that each of the Company’s certificate of incorporation and memorandum and articles of association to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries articles of association, memorandum of association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; (iv) as to the incumbency of the officers of the Company and (v) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate shall be attached to such certificate.

(g) Bring-down Comfort Letter. On the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

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(h) Lock-Up Agreement from Certain Security Holders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors, security holders of 5% or more of the Ordinary Shares or securities convertible into or exercisable for Ordinary Shares listed on Schedule 4 hereto.

(i) Exchange Listing. The Offered Securities to be delivered on the Closing Date and the Option Closing Date, if any, shall have been approved for listing on The Nasdaq Capital Market, subject to official notice of issuance.

(j) Company Counsel Opinions. On the Closing Date and the Option Closing Date, if any, the Representative shall have received:

(i) the favorable opinion of Kaufman & Canoles, P.C., counsel to the Company, including, without limitation, a negative assurance letter, addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative;

(ii) the favorable opinion of Jingtian & Gongcheng, PRC counsel to the Company, addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative; and

(iii) the favorable opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Company, addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative.

The Underwriters shall rely on the opinions of (i) the Company’s Cayman Islands counsel, Ogier (Cayman) LLP, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the Offered Securities and due authorization, execution and delivery of the Agreement and (ii) the Underwriter’s PRC counsel, Jingtian & Gongcheng, filed as Exhibit 8.1 to the Registration Statement.

(k) Additional Documents. On or before the Closing Date and the Option Closing Date, if any, the Representative and Representative’s Counsel shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date and the Option Closing Date, if any, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

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SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties” and, each, an “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriters Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

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(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; provided further that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the Offering of the Offered Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the Offering of the Offered Securities purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal, PRC or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Offered Securities; (v) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (vi) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Offered Securities or to enforce contracts made by the Underwriters for the sale of the Offered Securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $250,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 7 shall at all times be effective and shall survive such termination.

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SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering of the Offered Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering of the Offered Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement. Each Investor shall be a third-party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed to the parties hereto as follows:

If to the Underwriters:

Aegis Capital Corp.

1345 Avenue of the Americas

27th Floor

New York, New York 10105

Attn: Isaac Livini-Eide, Head of Investment Banking

Email: ileide@aegiscap.com

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Attn: Spencer G. Feldman, Esq.

Emails: sfeldman@olshanlaw.com

25

If to the Company:

Youxin Technology Ltd

Room 802 and 803, No. 13 Hai’an Road

Tianhe District, Guangzhou

Guangdong Province

People’s Republic of China

Attn: Shaozhang Lin, CEO

Email: johnnylin@youxin.cloud

With a copy (which shall not constitute notice) to:

Kaufman & Canoles P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

Attn: Anthony W. Basch, Esq.

Email: awbasch@kaufcan.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person shall have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 15. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The official language of this Agreement is English and the parties hereto agree that this Agreement shall be governed by the meanings of and interpreted in the English language.

SECTION 16. Equitable Remedies. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 3(o) or Section 3(p) would give rise to irreparable harm to the Representative for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, the Representative will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 3(o) or Section 3(p) and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 16.

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SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering, except for those specific provisions of the Exclusive Engagement Agreement between the Company and the Representative, dated as of August 6, 2024 (the “Engagement Letter”), that are not related to the Offering, each of which provisions shall remain in full force and effect for the term of the Engagement Letter. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Offered Securities from the Underwriters merely because of such purchase.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Youxin Technology Ltd

By:
Name:	Shaozhang Lin
Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule 1 hereto

AEGIS CAPITAL CORP.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Firm Shares
Aegis Capital Corp.	2,300,000

Total	2,300,000

SCHEDULE 2

Issuer Free Writing Prospectus(es)

1.	Free Writing Prospectus, dated March 1, 2024, link as follows:
https://www.sec.gov/Archives/edgar/data/1964946/000149315224008402/formfwp.htm

2.	Free Writing Prospectus, dated April 2, 2024, link as follows:
https://www.sec.gov/Archives/edgar/data/1964946/000149315224012748/formfwp.htm

SCHEDULE 3

Pricing Information

Number of Firm Shares: 2,300,000

Number of Additional Shares: 345,000

Public Offering Price per Firm Share: $4.50

Underwriting Discount per Firm Share: $0.315

Proceeds to Company per Firm Share (before expenses): $4.185

SCHEDULE 4

Lock-Up Parties

Name

Shaozhang Lin

Jinhou Sun

Xirui Guo

Qing Gao

Richard Wee Yong Seow

Edward C. Ye

Youxin XHB Capital Ltd

Youxin HW Capital Ltd

Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership)

Kaitai YL-I Ltd

SHENGKAI Capital Ltd

WXING (BVI) LIMITED

WonderFerns Capital Co., Ltd

Anxin Youxin Capital Ltd

FWZ Youxin Capital Ltd

Hope Youxin Capital Ltd

SCHEDULE 5

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Youxin Cloud (BVI) Ltd	British Virgin Islands
Youxin Cloud (HK) Limited	Hong Kong
Hainan Youxin Mutual Enterprise Management Co., Ltd.	The People’s Republic of China
Guangzhou Youxin Technology Co., Ltd.	The People’s Republic of China

EXHIBIT A

Form of Lock-Up Agreement

__________, 202__

Aegis Capital Corp.

As Representative of the Several Underwriters

1345 Avenue of the Americas

27th Floor

New York, New York 10105

Ladies and Gentlemen:

In consideration of that certain Underwriting Agreement (the “Underwriting Agreement”) between Youxin Technology Ltd, a Cayman Islands company (the “Company”), and Aegis Capital Corp. (“Aegis”), as representative of the several underwriters named in Schedule 1 thereto (such underwriters, including Aegis, the “Underwriters”), to underwrite a proposed initial public offering (the “Offering”) of Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company, the undersigned hereby irrevocably agrees that the undersigned shall not, for a period beginning on and including the date of this agreement and ending one hundred eighty (180) days after the effective date of the registration statement in connection with the Offering (the “Lock-Up Period”), without the prior written consent of Aegis (which consent may be withheld in its sole discretion):

(1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) with the Securities and Exchange Commission of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any Ordinary Shares or any securities convertible into, or exercisable or exchangeable for Ordinary Shares, options or warrants or other rights to acquire Ordinary Shares of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, options, warrants or rights, collectively, the “Restricted Securities”);

(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares or such other convertible, exercisable or exchangeable securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise; or

(3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.

Notwithstanding anything to the contrary contained in this agreement, the foregoing restrictions in clauses (1), (2) and (3) described above shall not apply to the Company with respect to any of the following transactions:

(i) the issuance of the Ordinary Shares, or securities convertible into or exercisable for any of the Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of any restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the Underwriting Agreement and described in the final prospectus for the Offering (the “Prospectus”);

(ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of the Ordinary Shares, or securities convertible into or exercisable or exchangeable for any of the Ordinary Shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, executive officers, directors, corporate auditors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of the Offering and described in the Prospectus; or

(iii) the Company’s filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the Underwriting Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering (including, without limitation, in any issuer-directed share program) shall also be Restricted Securities subject to this agreement.

If the undersigned is an executive officer or director of the Company, and/or a holder of 5% or greater of the Company’s outstanding Ordinary Shares, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares that the undersigned may purchase in the Offering.

Notwithstanding anything to the contrary contained in this agreement, the restrictions described in the immediately preceding paragraph shall not apply to executive officers or directors of the Company, and/or a holder of 5% or greater of the Company’s outstanding Ordinary Shares, with respect to any of the following transactions:

(a) transfers of Restricted Securities as a bona fide gift or gifts by the undersigned or for bona fide estate planning purposes;

(b) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

(c) transfers or dispositions of Restricted Securities to a partnership, limited liability company or other entity of which undersigned and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(d) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(e) transfers or dispositions of Restricted Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (d) immediately above;

(f) in the case that the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers or dispositions of Restricted Securities (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or its affiliates; or (B) as part of a distribution to members or shareholders of the undersigned;

(g) transfers or dispositions of Restricted Securities by operation of law;

(h) transfers or dispositions of Restricted Securities to the Company from an employee upon death, disability or termination of employment of such employee;

(i) transfers or dispositions of Restricted Securities to the Company in connection with the vesting, settlement or exercise of RSUs, options, warrants or other rights to purchase the Ordinary Shares (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments;

(j) transfers or dispositions of Restricted Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such Restricted Securities would remain subject to the restrictions in the clauses (1), (2) and (3) described above;

(k) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in the Prospectus, provided that any Restricted Securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the clauses (1), (2) and (3) described above;

(l) conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into the Ordinary Shares or warrants to acquire Ordinary Shares, provided that any of the Ordinary Shares or warrant received upon such conversion would be subject to restrictions similar to those in the clauses (1), (2) and (3) described above;

(m) establishment by the undersigned of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of the Restricted Securities during the Lock-Up Period;

(n) the sale of the Ordinary Shares pursuant to the terms of the Underwriting Agreement; and

(o) transfers of Restricted Securities to a charity or educational institution;

provided, however, that

A. in the case of (a), (b) (c) or (d) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period;

B. any transfer or disposition pursuant to (a), (b), (c) or (d) above shall not involve a disposition for value; and

C. in the case of a transfer or distribution pursuant to (a), (b), or (d) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution.

For the purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

If the undersigned is an executive officer or director of the Company, (i) Aegis agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Restricted Securities, Aegis shall notify the Company of the impending release or waiver, and (ii) the Company has or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by Aegis hereunder to any such executive officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph shall not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This agreement shall automatically terminate and become null and void (i) at such time as Aegis, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering or (iii) the withdrawal of the registration statement that registers the Ordinary Shares in connection with the Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this agreement.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof, applicable to agreements made and to be performed entirely within such state.

[Signature Page Follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT B

Form of Release or Waiver

__________, 202[●]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Youxin Technology Ltd (the “Company”) of [●] Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company, and the Lock-Up Agreement dated , 202__ (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 202[●], with respect to [●] Ordinary Shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective , 20[●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two (2) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule 1 to the Underwriting Agreement

Aegis Capital Corp.

By:
Name:
Title:

cc: Youxin Technology Ltd

EXHIBIT C

Form of Press Release

YOUXIN TECHNOLOGY LTD

[●], 202[●]

Youxin Technology Ltd (the “Company”) announced today that Aegis Capital Corp., acting as representative for the underwriters in the Company’s recent public offering of [●] of the Company’s Class A ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to [●] Class A ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 202[●], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT D

Form of Representative’s Warrant

See attached.